UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2007

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See the information disclosed below under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.”

Item 1.02 Termination of a Material Definitive Agreement.

See the information disclosed below under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2007, we entered into an agreement with Keith G. Stamm, Senior Vice President and Chief Operating Officer, establishing the terms and conditions upon which his employment with us will terminate on April 27, 2007. Mr. Stamm serves as our “principal operating officer”, and he was one of our named executive officers as of December 31, 2006. The termination of his employment results from our decision to eliminate his position as Chief Operating Officer, and was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Under the agreement, Mr. Stamm will be entitled to (i) severance payments totaling $900,000, which will be paid by us in bi-weekly installments of $17,307.69 over a 24-month period; (ii) a cash payment of $450,000 on May 4, 2007, which represents variable compensation equal to two times his 2007 market target bonus; and (iii) a cash payment of $103,810 on May 4, 2007, for incidental severance items. We have also agreed to reimburse Mr. Stamm for up to $35,000 of outplacement services utilized within two years following his termination date, provided he may elect to receive a lump-sum payment of $35,000 in lieu of such services upon notification to us by December 15, 2007.

We will continue to provide to Mr. Stamm various benefits (e.g., medical and dental benefits) until March 31, 2008, subject to earlier termination if he becomes covered by another employer’s benefits plan, and benefits calculated under his supplemental executive retirement plan will be calculated to include age and service through April 28, 2009. Mr. Stamm will also receive other benefits under our health and welfare plans and retirement plans that are generally offered to our salaried employees, such as accrued vacation being paid out, and he will remain eligible for our executive physical program during 2007 and 2008.

In addition, the agreement terminates the severance compensation agreement between us and Mr. Stamm dated July 8, 2005 (a form of which we filed with the SEC as Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006), and contains mutual releases and non-disparagement provisions.

The foregoing descriptions assume Mr. Stamm does not revoke the agreement on or before March 23, 2007, as permitted by the terms of the agreement.

A copy of the agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement by and between Aquila, Inc. and Keith G. Stamm dated March 16, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Beth A. Armstrong
Beth A. Armstrong

Vice President and Chief Accounting Officer

Date: March 21, 2007